Exhibit 10.1

As of August 23, 2009

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, MA 01803

Ladies and Gentlemen:

Reference is made to a revolving line of credit in the amount not to exceed $10,000,000 in the aggregate (the “Line of Credit”) made available by Brown Brothers Harriman & Co. (“BBH”) to LeMaitre Vascular, Inc. formerly known as Vascutech, Inc. (the “Borrower”). Obligations of the Borrower arising under the Line of Credit are evidenced by a Third Amended and Restated Revolving Promissory Note (Secured) in the original principal amount of $10,000,000 dated as of August 23, 2007 and executed by the Borrower in favor of BBH (the Note”). Obligations of the Borrower arising under the Line of Credit and the Note are secured by Collateral as described a Fourth Amended and Restated Revolving Loan Agreement and Security Agreement dated as of August 23, 2007 (the “Loan Agreement”) by and between the borrower and BBH.

The Borrower has requested and BBH has agreed to extend the availability of the Line of Credit provided that the Borrower agree to amend the Loan Agreement as follows:

I.	Amendments to the Loan Agreement

1. Section 1.1 and subsection 1.1.2 of the Loan Agreement is each hereby deleted in its entirety, and the following is substituted therefor:

“1.1 Amount of Loans. Upon written request by the Borrower in such form as the Bank may request until August 23, 2011 and provided that no Default or Event of Default (as defined hereafter) shall have occurred and be continuing or result after giving effect hereto, the Bank shall make loans to the Borrower (each an “Advance” and collectively, the “Advances”) not to exceed the sum of $10,000,000 (the “Commitment”) less the principal amount of any Letters of Credit issued for the benefit of the Borrower in the aggregate principal amount not to exceed $3,000,000 at any one time (each a Letter of Credit and collectively, the “Letters of Credit”). Each Letter of Credit and Advance shall hereinafter be referred to as a “Loan” and collectively, the “Loans”.

1.1.2. Letters of Credit. The Borrower agrees to pay to the Bank on the day on which the Bank shall honor a draft or other demand for payment presented or made under any letter of credit issued by the Bank for the Borrower’s benefit, an amount equal to the amount paid by the Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Bank thereto. Unless the Borrower shall have made such payment to the Bank on such day, the Bank shall be deemed to have disbursed to the borrower, and the Borrower shall be deemed to have elected to satisfy its reimbursement obligations to the Bank by a Loan hereunder in an amount equal to such demand or draft under the Letter of Credit. The reimbursement obligation of the Borrower under this Section 1.1.2. shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrower to the Bank hereunder shall have been satisfied. All Letters of Credit issued hereunder shall expire on or before August 23, 2011.

2. Section 1.3 of the Loan Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“1.3 Repayment and Prepayment. The principal amount of all Loans together with any interest, fees or other charges accrued thereon shall be due and payable on the earlier of (i) demand and acceleration by the Bank following the occurrence of an Event of Default, (ii) on August 23, 2011, or (iii) with respect to Loans that accrue interest at LIBOR, on the last day of the applicable Interest Period (as hereinafter defined). In accordance with the terms of the Note, the Loans that accrued interest at the Base Rate may be prepaid in whole or in part, without penalty, from time to time. In the event that the Borrower elects to repay Loans that accrue interest at LIBOR, the Borrower agrees to pay such additional compensation equal to any funding losses or other costs incurred as a result of the prepayment of such Loan, whether upon demand or otherwise, upon presentation by the Bank of a statement of the amount and setting forth the Bank’s calculation thereof, which statement will be deemed true and correct absent manifest error. Any repayment or prepayment (as the case may be) shall be made together with all unpaid interest accrued on the amount of that repayment or prepayment together with such other costs as provided herein.”

3. New Section 1.6 is hereby added after the end of Section 1.5 of the Loan Agreement:

“1.6 Facility Fee. A facility fee equal to thirty basis points (0.30%) of the Commitment shall be payable by the Borrower to the Bank on each annual renewal of this Agreement, if any, beginning on August 23, 2009.”

4. Section 4.8 of the Loan Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“4.8 Equipment. The Borrower keeps its equipment in its offices at the following locations: Burlington, MA; Brindisi, Italy; Rome, Italy; Tokyo, Japan, and Sulzbach, Germany.”

5. Section 4.9 of the Loan Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“4.9 Inventory. The Borrower keeps the majority of its inventory at the following locations: Burlington, MA; Brindisi, Italy; Tokyo, Japan, and Sulzbach, Germany. Substantially all of Borrower’s remaining inventory is kept on consignment at the locations of customers of the Borrower and its affiliated entities.”

6. Section 5.15 of the Loan Agreement is hereby amended by adding the following new sub-paragraph at the end thereof:

“(h) and indebtedness of the Borrower to public and quasi-public agencies in respect of research and development loan programs, in an amount not to exceed $250,000 in the aggregate at any one time.

7. Section 5 of the Loan Agreement is hereby amended by adding the following new sub-section at the end thereof:

“5.17 Corporate Liquidity Account. If the Borrower shall fail to maintain its corporate liquidity cash deposit account with the Bank, or withdraws the proceeds of this account and opens a similar account with another financial institution (the “New Account”), then the Borrower shall grant to the Bank a first priority security interest in the New Account and shall execute any and all documentation reasonably requested by the Bank, including without limitation, an Account Control Agreement in a form provided by the Bank containing reasonable and customary terms and conditions.”

8. Section 6 of the Loan Agreement is hereby amended by deleting subparagraph (a) therefrom and substituting the following therefore:

“(a) Leverage Test: Consolidated Cash* divided by Loans in the aggregate shall not be less than 1.00:1 at all times.”

III.	Miscellaneous

1. All terms and provisions of the Loan Agreement, as amended hereby, are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Borrower ratifies and affirms each of the representations and warranties set forth in the Loan Agreement and confirms that each remains true and accurate as of the date hereof, and that no Default or Event of Default has occurred and is continuing thereunder.

3. This letter, the Note, the Loan Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral. This letter may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This letter shall be construed in accordance with the laws (other than conflict of laws rules) of the Commonwealth of Massachusetts and when executed and delivered will be considered an agreement under seal.

Please execute the enclosed copy of this letter and return the same to the undersigned.

Yours very truly, BROWN BROTHERS HARRIMAN & CO.

By:	/s/ John D. Rogers
Name: Title:	John D. Rogers SVP

Acknowledged and agreed: LEMAITRE VASCULAR, INC.

By:	/s/ Joseph P. Pellegrino, Jr.
Name: Title: Date:	Joseph P. Pellegrino, Jr. CFO and Treasurer September 14, 2009